================================================================================

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 4, 2001)

                                    3,065,800

                      CORPORATE BACKED TRUST CERTIFICATES,
                                  Series 2001-3

           (Underlying Securities will be 8.25% Capital Securities Due December 15, 2026 issued by KeyCorp Institutional Capital B)

      NUMBER OF           INTEREST          PRICE TO            UNDERWRITING
    CERTIFICATES            RATE             PUBLIC               DISCOUNT

      3,065,800            8.25%               $25                $0.7875


                                   ----------

THE CERTIFICATES REPRESENT           The Trust
NON-RECOURSE OBLIGATIONS OF THE      o    will be formed pursuant to a Trust Agreement between Lehman
TRUST ONLY AND DO NOT REPRESENT AN        ABS Corporation and U.S. Bank Trust National Association.
INTEREST IN OR OBLIGATION OF
LEHMAN ABS, THE TRUSTEE OR ANY OF    o    will issue one class of certificates, the Certificates which
THEIR AFFILIATES.                         are offered hereby.

                                     The Certificates
                                     o    represent an interest in  the assets of the Trust, which
                                          consist solely of the securities described herein.

                                     o    currently have no trading market.

                                     o    are not insured or guaranteed by any governmental agency.


YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from Lehman ABS. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about January 25, 2001.
                            ------------------------






                                January 11, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT

Summary of Principal Economic Terms.........................................S-4
Summary of Prospectus Supplement............................................S-7
Formation of the Trust......................................................S-9
Risk Factors................................................................S-9
Description of the Deposited Assets........................................S-13
Description of the Certificates............................................S-18
Description of the Trust Agreement.........................................S-21
Certain Federal Income Tax Consequences....................................S-23
ERISA Considerations.......................................................S-27
Method of Distribution.....................................................S-29
Ratings....................................................................S-30
Legal Opinions.............................................................S-31
Index of Terms for Prospectus Supplement...................................S-32


                                   PROSPECTUS

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement.........................2
Where You Can Find More Information...........................................3
Incorporation of Certain Documents by Reference...............................4
Reports to Certificateholders.................................................4
Important Currency Information................................................4
Risk Factors..................................................................5
Lehman ABS....................................................................7
Use of Proceeds...............................................................8
Formation of the Trust........................................................8
Maturity and Yield Considerations.............................................9
Description of the Certificates..............................................11
Description of Deposited Assets and Credit Support...........................30
Description of the Trust Agreement...........................................43
Limitations on Issuance of Bearer Certificates...............................54
Currency Risks...............................................................55
Plan of Distribution.........................................................58
Legal Opinions...............................................................59


You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-32 of this document.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION" HEREIN.

                            ------------------------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS

                  This summary highlights the principal economic terms of the Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms".

THE CERTIFICATES
----------------


The Trust................................  Lehman ABS and the Trustee will form the Corporate Backed Trust
                                           Certificates, Series 2001-3 Trust
                                           (the "Trust").

Securities Offered.......................  Corporate Backed Trust Certificates,
                                           Series 2001-3 (the "Certificates"),
                                           which are being offered hereby.

Initial Number of Securities.............  3,065,800.

Final Scheduled Distribution Date........  December 15, 2026.

Interest Rate............................  8.25%.

Deposited Assets.........................  The Deposited Assets will consist of the Underlying Securities. See "-The
                                           Underlying Securities" and
                                           "Description of the Deposited Assets"
                                           below.

Original Issue Date......................  January 25, 2001.

Distribution Dates.......................  June 15th and December 15th, or if
                                           any such date is not a business day,
                                           then the next succeeding business
                                           day, commencing June 15, 2001 (absent
                                           the exercise by the Underlying
                                           Securities Issuer of its right to
                                           defer interest payments).

Record Date..............................  The 1st day immediately preceding each Distribution Date.

Optional Redemption......................  On any date occurring on or after
                                           January 25, 2006 (or after the
                                           announcement of any redemption or
                                           other unscheduled payment of the
                                           Underlying Securities) that the Call
                                           Rights holder designates as a
                                           Redemption Date, the Certificates may
                                           be called in whole or in part at a
                                           redemption price equal to the
                                           outstanding principal amount thereof,
                                           plus any accrued and unpaid interest
                                           to the Redemption Date.

Mandatory Redemption.....................  On any date the Underlying Securities are redeemed, including as a result
                                           of a Special Event, Tax Event or a
                                           Capital Treatment Event (each defined
                                           herein), the Certificates shall be
                                           redeemed.

Denominations; Specified Currency........  The Certificates will be denominated and payable in U.S. dollars (the
                                           "Specified Currency") and will each
                                           have an initial principal amount of
                                           $25.

Interest Accrual Periods.................  Semi-annual periods (or, in the case of the first Interest Accrual Period,
                                           from and including the Original Issue
                                           Date to, but excluding, the first
                                           Distribution Date).

Form of Security.........................  Book-entry certificates with The
                                           Depository Trust Company. See
                                           "Description of the Certificates -
                                           Definitive Certificates."
                                           Distributions will be settled in
                                           immediately available (same-day)
                                           funds.

Trustee..................................  U.S. Bank Trust National Association,
                                           as trustee.

Ratings..................................  "BBB" by Standard & Poor's Ratings
                                           Services, a division of The McGraw
                                           Hill Companies, Inc. and "a1" by
                                           Moody's Investors Service, Inc. See
                                           "Ratings."

THE UNDERLYING SECURITIES
-------------------------



Underlying Securities....................  $76,645,000 aggregate principal amount of KeyCorp Institutional
                                           Capital B 8.25% Capital Securities
                                           issued by the Underlying Securities
                                           Issuer.

Underlying Securities Issuer.............  KeyCorp Institutional Capital B.

Underlying Securities Property
Trustee..................................  Bankers Trust Company.

Underlying Securities Trustee............  Bankers Trust (Delaware). The
                                           Underlying Securities have been
                                           issued pursuant to a trust agreement
                                           among KeyCorp, the Underlying
                                           Securities Property Trustee, Bankers
                                           Trust (Delaware) and the holders,
                                           from time to time, of the undivided
                                           beneficial interests in the assets of
                                           the Underlying Securities Issuer.

Underlying Securities Original
Issue Date...............................  February 3, 1997.

Underlying Securities Final
Payment Date.............................  December 15, 2026.

Denominations............................  The Underlying Securities are
                                           denominated and payable in U.S.
                                           dollars and are available in minimum
                                           denominations of $100,000 and
                                           multiples of $1,000 in excess
                                           thereof.

Underlying Securities Payment
Dates....................................  June 15th and December 15th.

Underlying Securities Rate...............  8.25% per annum.

Underlying Securities Interest
Accrual Periods..........................  Semi-annual periods.

Junior Subordinated Deferrable Interest
Debentures due 2026......................  The assets of the Underlying
                                           Securities Issuer consist solely of
                                           the 8.25% Junior Subordinated
                                           Deferrable Interest Debentures due
                                           2026 (the "Junior Subordinated
                                           Debentures") issued by KeyCorp, an
                                           Ohio corporation, which are payable
                                           after the Senior Indebtedness (as
                                           defined herein) of KeyCorp.

Guarantee................................  The Underlying Securities are
                                           guaranteed, on a subordinated basis,
                                           by KeyCorp, but only to the extent
                                           payments have been made on the Junior
                                           Subordinated Debentures due 2026.

Form of Security.........................  Book-entry debt securities with DTC.

Paying Agent.............................  Bankers Trust Company.

Redemption...............................  The Underlying Securities are subject to mandatory redemption upon
                                           repayment of the Junior Subordinated
                                           Debentures at maturity or upon their
                                           earlier redemption. KeyCorp has the
                                           right, at its option, to redeem the
                                           Junior Subordinated Debentures in
                                           whole at any time or in part from
                                           time to time on or after December 15,
                                           2006, at an amount equal to the par
                                           amount of the Underlying Securities,
                                           plus accrued interest and a
                                           redemption premium (as described
                                           herein). KeyCorp also has the right
                                           to redeem the Junior Subordinated
                                           Debentures in whole at any time
                                           within 90 days following the
                                           occurrence and continuance of certain
                                           adverse tax events or capital
                                           treatment events with respect to
                                           KeyCorp or the Underlying Securities
                                           Issuer.

Ratings..................................  "BBB" by Standard & Poor's Ratings
                                           Services, a division of The McGraw
                                           Hill Companies, Inc. and "a1" by
                                           Moody's Investors Service, Inc. See
                                           "Ratings."

                  This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer or KeyCorp (including, without limitation, no investigation as to their financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to its rating) has been made. Potential Certificateholders should obtain and evaluate the same information concerning KeyCorp and the Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of KeyCorp or the Underlying Securities Issuer filed with the SEC or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                        SUMMARY OF PROSPECTUS SUPPLEMENT


                  The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor................................  Lehman ABS Corporation, an indirect wholly-owned subsidiary of Lehman
                                           Brothers Inc. See "Lehman ABS" in the
                                           prospectus.

Certificates.............................  The Certificates are being offered hereby and will be issued pursuant to
                                           the trust agreement.

                                           The $25 initial principal amount of
                                           each Certificate represents the
                                           amount that the certificate holder is
                                           entitled to receive as distributions
                                           allocable to principal.

The Underlying Securities................  Interest on the Underlying Securities
                                           accrues at the Underlying Securities
                                           Rate for each Underlying Securities
                                           Interest Accrual Period and is
                                           payable on each Underlying Securities
                                           Payment Date. The entire principal
                                           amount of the Underlying Securities
                                           will be payable on the Underlying
                                           Securities Final Payment Date. The
                                           Underlying Securities have a
                                           remaining term to maturity of
                                           approximately 26 years.

Distributions............................  Holders of the Certificates will be entitled to receive on each
                                           Distribution Date, to the extent of
                                           available funds, after payment of
                                           certain Extraordinary Expenses of the
                                           Trustee and its respective agents,

                                           o           all distributions of
                                                       interest on the
                                                       Underlying Securities to
                                                       pay interest on the
                                                       outstanding principal
                                                       amount of the
                                                       Certificates, and

                                           o           all distributions of
                                                       principal on the
                                                       Underlying Securities.

                                           Distributions will be made to
                                           Certificateholders only if, and to
                                           the extent that, payments are made
                                           with respect to the Underlying
                                           Securities or are otherwise covered
                                           by any guarantees. In the event that
                                           principal or interest distributions
                                           with respect to the Underlying
                                           Securities are insufficient to pay
                                           the outstanding principal amounts or
                                           accrued interest in respect of the
                                           Certificates, the holders will share
                                           in the distributions on a pro rata
                                           basis. See "Description of the
                                           Certificates--Distributions."

Special Distribution Dates...............  If a payment with respect to the
                                           Underlying Securities is made to the
                                           Trustee after the Underlying
                                           Securities Payment Date on which
                                           payment was due, then the Trustee
                                           will distribute any such amounts
                                           received on the next occurring
                                           Business Day (a "Special Distribution
                                           Date") as if the funds had
                                           constituted Available Funds on the
                                           Distribution Date immediately
                                           preceding such Special Distribution
                                           Date; provided, however, that the
                                           Record Date for such Special
                                           Distribution Date shall be five
                                           Business Days (as such term is
                                           defined in the prospectus, "Business
                                           Day") prior to the day on which the
                                           related payment was received from the
                                           Underlying Securities Trustee.

Optional Redemption......................  On any date occurring on or after
                                           January 25, 2006 (or after the
                                           announcement of any redemption of the
                                           Underlying Securities) that the
                                           holder of the Call Rights (described
                                           below) designates as a Redemption
                                           Date, the Certificates may be called
                                           in whole or in part at a redemption
                                           price equal to the outstanding
                                           principal amount thereof, plus any
                                           accrued and unpaid interest to the
                                           Redemption Date (the "Redemption
                                           Price"). Redemption in whole would
                                           cause the termination of the Trust
                                           and early retirement of the
                                           Certificates. See "Description of the
                                           Trust Agreement-Termination" herein
                                           and "Description of Trust
                                           Agreement-Termination" in the
                                           prospectus.

The Call Rights..........................  The Call Rights, as defined herein, represent the rights to purchase the
                                           Underlying Securities at the
                                           Redemption Price in connection with
                                           an Optional Redemption. The initial
                                           Call Rights holder will be the
                                           Depositor or an affiliate thereof.
                                           The Call Rights are not offered
                                           hereby.

Certain Federal Income Tax
Consequences.............................  In the opinion of tax counsel to the
                                           Trust, the Trust will be classified
                                           for Federal income tax purposes as a
                                           grantor trust and not as an
                                           association taxable as a corporation.
                                           Accordingly, each holder will be
                                           treated for federal income tax
                                           purposes as the owner of a pro rata
                                           undivided interest in the Underlying
                                           Securities and as having issued a pro
                                           rata portion of the Call Rights. See
                                           "Certain Federal Income Tax
                                           Consequences."

Ratings..................................  It is a condition to the issuance of the Certificates that the
                                           Certificates have the ratings
                                           specified above under "Summary of
                                           Principal Economic Terms--The
                                           Certificates-Ratings." A security
                                           rating is not a recommendation to
                                           buy, sell or hold securities and may
                                           be subject to revision or withdrawal
                                           at any time by the assigning rating
                                           agency. A security rating does not
                                           address the occurrence or frequency
                                           of redemptions or prepayments on, or
                                           extensions of the maturity of, the
                                           Underlying Securities, or the
                                           corresponding effect on yield to
                                           investors. See "Ratings."

ERISA Considerations.....................  An employee benefit plan subject to the Employee Retirement Income
                                           Security Act of 1974, as amended
                                           ("ERISA"), including an individual
                                           retirement account (an "IRA") or
                                           Keogh plan (a "Keogh") (each, a
                                           "Plan") should consult its advisors
                                           concerning the ability of such Plan
                                           to purchase Certificates under ERISA
                                           or the Code. See "ERISA
                                           Considerations."

Listing..................................  The Certificates have been approved for listing, subject to official
                                           notice of issuance, on the New York
                                           Stock Exchange. However, it is
                                           unlikely that trading of the
                                           Certificates on the New York Stock
                                           Exchange will be active. See "Method
                                           of Distribution" herein.

                             FORMATION OF THE TRUST

                  The Trust will be formed pursuant to the trust agreement (the "Trust Agreement") (including the Series 2001-3 supplement) between Lehman ABS and the Trustee. At the time of the execution and delivery of the Series 2001-3 supplement, Lehman ABS will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates in accordance with the instructions of Lehman ABS.

                  The Underlying Securities will be purchased by Lehman ABS in the secondary market (either directly or through an affiliate of Lehman ABS). The Underlying Securities will not be acquired from KeyCorp Institutional Capital B as part of any distribution by or pursuant to any agreement with such issuer. KeyCorp Institutional Capital B and KeyCorp are not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Lehman ABS or the issuance of the Certificates. Neither Lehman ABS nor any of its affiliates participated in the initial public offering of the Underlying Securities.


                                  RISK FACTORS

NO DUE DILIGENCE INVESTIGATION OF THE      None of the Depositor, the
UNDERLYING SECURITIES, KEYCORP             underwriters (the "Underwriters") or
INSTITUTIONAL CAPITAL B OR KEYCORP         the Trustee (a) has made, or will
HAS BEEN MADE BY THE DEPOSITOR, THE        make, any due diligence investigation
UNDERWRITERS OR THE TRUSTEE.               of the business condition, financial
                                           or otherwise, of the Underlying
                                           Securities, the Underlying Securities
                                           Issuer or KeyCorp or (b) has
                                           verified, or will verify, any reports
                                           or information filed by the
                                           Underlying Securities Issuer or
                                           KeyCorp with the Securities and
                                           Exchange Commission or otherwise made
                                           available to the public. It is
                                           strongly recommended that prospective
                                           investors in the Certificates
                                           consider publicly available financial
                                           and other information regarding the
                                           Underlying Securities Issuer and
                                           KeyCorp. The issuance of the
                                           Certificates should not be construed
                                           as an endorsement by the Depositor,
                                           the Underwriters or the Trustee of
                                           the financial condition or business
                                           prospects of KeyCorp Institutional
                                           Capital B or KeyCorp. See
                                           "Description of the Deposited
                                           Assets--Underlying Securities."

THE UNDERLYING SECURITIES ISSUER IS        The payments made by the Underlying
THE ONLY PAYMENT SOURCE.                   Securities Issuer on the Underlying
                                           Securities are the only source of
                                           payment for your Certificates. The
                                           payments made by KeyCorp on the
                                           Junior Subordinated Debentures are
                                           the only source of payment for the
                                           Underlying Securities. KeyCorp is
                                           subject to laws permitting
                                           bankruptcy, moratorium,
                                           reorganization or other actions;
                                           financial difficulties experienced by
                                           KeyCorp could result in delays in
                                           payment, partial payment or
                                           nonpayment of the Junior Subordinated
                                           Debentures, and in turn the
                                           Underlying Securities and your
                                           Certificates. In the event of
                                           nonpayment on the Junior Subordinated
                                           Debentures by KeyCorp and in turn on
                                           the Underlying Securities by the
                                           Underlying Securities Issuer, you
                                           will bear the burden of such
                                           nonpayment. See "Description of the
                                           Certificates" herein.

DISTRIBUTION ON THE UNDERLYING             Distributions on the Underlying
SECURITIES, AND CONSEQUENTLY THE           Securities, and consequently the
CERTIFICATES, MAY BE DEFERRED WITH         Certificates, may be deferred by the
POSSIBLE MARKET PRICE CONSEQUENCES.        Underlying Securities Issuer in the
                                           event KeyCorp defers payments on its
                                           8.25% Junior Subordinated Debentures.
                                           The deferral may be for up to ten
                                           (10) semiannual interest distribution
                                           dates provided that such extension
                                           period may not extend beyond the
                                           maturity date for the Junior
                                           Subordinated Debentures. During any
                                           extension period, interest on the
                                           8.25% Junior Subordinated Debentures
                                           will continue to accrue (and the
                                           amount of distributions to which
                                           holders of such debentures are
                                           entitled will continue to accumulate)
                                           at the otherwise applicable interest
                                           rate, compounded semi-annually.
                                           Interest will also continue to accrue
                                           on the Certificates, compounded
                                           semi-annually. Any interest that
                                           accrues on the Junior Subordinated
                                           Debentures during an extension period
                                           will be distributed to the
                                           Certificateholders pro rata when, and
                                           only to the extent that, it is
                                           received by the Trust. See
                                           "Description of the
                                           Certificates-Collections and
                                           Distributions" herein.

                                           Should KeyCorp elect to exercise its
                                           rights to defer payments of interest
                                           on the Junior Subordinated Debentures
                                           in the future, the market price of
                                           the Underlying Securities, and
                                           consequently the Certificates, is
                                           likely to be adversely affected. A
                                           holder that disposes of its
                                           Certificates during a deferral
                                           period, therefore, might not receive
                                           the same return on its investment as
                                           a holder that continues to hold its
                                           Certificates. In addition, merely as
                                           a result of the existence of
                                           KeyCorp's right to defer payments of
                                           interest on the Junior Subordinated
                                           Debentures, the market price of the
                                           Underlying Securities, and
                                           consequently the Certificates, may be
                                           more volatile than the market prices
                                           of other securities that are not
                                           subject to such deferrals.

A DEFERRAL OF DISTRIBUTIONS MAY            Should KeyCorp exercise its right to
HAVE TAX CONSEQUENCES.                     defer payments of interest on the
                                           Junior Subordinated Debentures, each
                                           holder of the Underlying Securities,
                                           and thus each holder of the
                                           Certificates, will be required to
                                           accrue income (as original issue
                                           discount) in respect of the deferred
                                           interest allocable to its undivided
                                           interest in the Underlying Securities
                                           or Certificates for United States
                                           federal income tax purposes, which
                                           will be accrued but not distributed
                                           to it. As a result, each holder of a
                                           Certificate will recognize income for
                                           United States federal income tax
                                           purposes in advance of the receipt of
                                           cash and will not receive the cash
                                           related to such income from the
                                           Underlying Securities Issuer if the
                                           holder disposes of its Certificates
                                           prior to the record date for the
                                           payment of distributions thereafter.
                                           See "Certain Federal Income Tax
                                           Consequences" herein.

THE JUNIOR SUBORDINATED DEBENTURES         The Junior Subordinated Debentures
ARE UNSECURED OBLIGATIONS AND ARE          are unsecured obligations of KeyCorp
SUBORDINATED TO OTHER DEBT                 and will be subordinated and junior
OBLIGATIONS OF KEYCORP                     in regards to payment of the Senior
                                           Indebtedness (as defined herein) of
                                           KeyCorp. In the event of the
                                           insolvency of KeyCorp, other
                                           creditors will have a preferred claim
                                           over the assets of KeyCorp that ranks
                                           prior to that represented by the
                                           Junior Subordinated Debentures,
                                           thereby reducing your chances of
                                           receiving payment on the
                                           Certificates. The Guarantee by
                                           KeyCorp of the Underlying Securities
                                           is similarly subordinated. The Junior
                                           Subordinated Debentures are not
                                           insured or guaranteed by any
                                           governmental agency, and in
                                           particular are not insured by the
                                           Federal Deposit Insurance
                                           Corporation.

THE UNDERLYING SECURITIES GUARANTEE        The Underlying Securities Guarantee
PROVIDES FOR FULL PAYMENT OF THE           provides a guarantee from the time of
UNDERLYING SECURITIES ONLY TO THE          issuance of the Underlying Securities
EXTENT KEYCORP HAS MADE PAYMENT ON         of amounts due on the Underlying
THE JUNIOR SUBORDINATED DEBENTURES.        Securities, but only to the extent
                                           payments have been made on the Junior
                                           Subordinated Debentures. If KeyCorp
                                           does not make payments on the Junior
                                           Subordinated Debentures, it will not
                                           be liable on the Underlying
                                           Securities Guarantee, and the
                                           Underlying Securities Trustee will
                                           not make distributions on the
                                           Underlying Securities. See
                                           "Description of the Deposited
                                           Assets--Underlying Securities
                                           Guarantee" herein.

THE UNDERLYING SECURITIES MAY BE           At any time within 90 days following
REDEEMED BY THE UNDERLYING                 the occurrence and continuation of a
SECURITIES ISSUER IN THE EVENT CERTAIN     Tax Event (as defined herein) or a
ADVERSE TAX EVENTS OR A CAPITAL            Capital Treatment Event (as defined
TREATMENT EVENT OCCUR.                     herein), and on not less than 30 nor
                                           more than 60 days' notice, KeyCorp
                                           will have the right to redeem the
                                           Junior Subordinated Debentures in
                                           whole and therefore cause a mandatory
                                           redemption of the Underlying
                                           Securities, and consequently the
                                           Certificates, at the Special Event
                                           Prepayment Price. See "Description of
                                           the Deposited Assets--Redemption of
                                           the Underlying Securities" herein.

CERTIFICATEHOLDERS ARE NOT LIKELY TO       In certain circumstances, redemption
RECEIVE ANY REDEMPTION PREMIUMS OR         of the Underlying Securities by the
MARKET VALUE APPRECIATION.                 Underlying Securities Issuer requires
                                           payment of a redemption premium. In
                                           addition, the market value of the
                                           Underlying Securities may increase to
                                           a value in excess of their face
                                           amounts. However, in such
                                           circumstances it is likely that the

                                           Call Rights holder (initially, the
                                           Depositor) would exercise its right
                                           to purchase the Underlying Securities
                                           pursuant to an Optional Redemption.
                                           The Redemption Price equals the
                                           outstanding principal amount of the
                                           Certificates, plus accrued interest.
                                           If the Call Rights holder does so, a
                                           Certificateholder will receive less
                                           than if the Certificateholder owned
                                           the Underlying Securities and will
                                           not receive any premium or any excess
                                           of the Underlying Securities' market
                                           value over their face amounts. See
                                           "Description of Deposited
                                           Assets--Redemption of Certificates
                                           Upon Redemption of the Underlying
                                           Securities" herein.

A CHANGE OR WITHDRAWAL BY THE              At the time of issuance, the
RATING AGENCIES OF THEIR INITIAL           Certificates will have ratings
RATINGS MAY REDUCE THE MARKET              assigned by Moody's and S&P
VALUE OF THE CERTIFICATES.                 equivalent to the ratings of the
                                           Underlying Securities, which, as of
                                           the date of this Prospectus
                                           Supplement were "a1" by Moody's and
                                           "BBB" by S&P. It is expected that the
                                           ratings of the Certificates will
                                           change if the ratings of the
                                           Underlying Securities change.

                                           Any rating issued with respect to the
                                           Certificates is not a recommendation
                                           to purchase, sell or hold a security
                                           inasmuch as such ratings do not
                                           comment on the market price of the
                                           Certificates or their suitability for
                                           a particular investor. There can be
                                           no assurance that the ratings will
                                           remain for any given period of time
                                           or that the ratings will not be
                                           revised or withdrawn entirely by the
                                           related rating agency if, in its
                                           judgment, circumstances (including,
                                           without limitation, the rating of the
                                           Underlying Securities) so warrant. A
                                           revision or withdrawal of such rating
                                           may have an adverse effect on the
                                           market price of the Certificates.

MOODY'S INVESTORS SERVICE, INC. MAY        Moody's Investors Service, Inc. is
CHANGE ITS RATINGS CRITERIA WHICH          contemplating a change in its ratings
COULD RESULT IN REASSIGNMENT OF            criteria, which could result in a
MOODY'S RATING OF THE UNDERLYING           reassignment of the rating of the
SECURITIES.                                Underlying Securities (and a
                                           corresponding reassignment of the
                                           rating of the Certificates) by
                                           Moody's Investors Service, Inc.

  See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

                  This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer as part of an underwritten public offering of $150,000,000 of such securities pursuant to registration statement no. 333-19153, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer or KeyCorp (the "Company") in connection with the issuance of the Certificates. The Company and the Underlying Securities Issuer are subject to the information reporting requirements of the Exchange Act. NEITHER LEHMAN ABS NOR THE UNDERWRITERS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS, OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. Neither the Depositor nor the Underwriters have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities, the Company or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

                  The Trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities. Prospective purchasers of the Certificates should consider carefully the financial condition of the Company and the effect thereof on the Underlying Securities Issuer and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Company, the Underlying Securities or the Underlying Securities Issuer. All information contained in this Prospectus Supplement regarding the Company, the Underlying Securities Issuer and the Underlying Securities is derived solely from publicly available documents.


UNDERLYING SECURITIES

                  The Underlying Securities consist of $76,645,000 aggregate principal amount of KeyCorp Institutional Capital B 8.25% Capital Securities issued by KeyCorp Institutional Capital B on February 3, 1997. The interest rate on the Underlying Securities is 8.25% per annum; interest is payable semi-annually. The Final Payment Date on the Underlying Securities will occur on December 15, 2026.

                  The Underlying Securities have been issued pursuant to agreements among the Company, the Underlying Securities Issuer and underlying securities trustees. The following summary describes certain general terms of the Indenture (as defined herein) and the trust agreement dated as of December 30, 1996 (the "Underlying Securities Trust Agreement"), but investors should refer to the Indenture and the Underlying Securities Trust Agreement themselves for all the terms governing the Underlying Securities.

                  Each of the Indenture and the Underlying Securities Trust Agreement limits the ability of the Underlying Securities Issuer to engage in certain activities and transactions and requires that the Underlying Securities Issuer perform certain obligations with respect to the Underlying Securities. The Underlying Securities Issuer solely exists for the purpose of issuing securities for cash and investing the gross proceeds thereof in an equivalent amount of Junior Subordinated Debentures due 2026 of the Company (the "Junior Subordinated Debentures"), and pursuant to the Underlying Securities Trust Agreement it is not permitted to incur any indebtedness or make any investment other than in the Junior Subordinated Debentures .

                  The following is a summary of the Underlying Security Events of Default:

                  o failure for 30 days to pay interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of a Deferral Period (as defined herein));
                  o failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise;
                  o failure to observe or perform any other covenant contained in the Indenture (as defined below) for 90 days after written notice to the Company from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or
                  o certain events of bankruptcy, insolvency or reorganization of the Company.

                  Upon the occurrence of an Underlying Securities Event of Default, the Underlying Securities Property Trustee as the holder of all the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of, and interest on, the Junior Subordinated Debentures to be immediately due and payable. Should the Underlying Securities Property Trustee fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the outstanding Underlying Securities shall have such right. In addition, the Underlying Securities Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. If the Underlying Securities Property Trustee fails to enforce its rights under the Indenture, any holder of Underlying Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Underlying Securities Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce the Underlying Securities Property Trustee's rights.

                  Notwithstanding the foregoing, if an Underlying Securities Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a registered holder of Underlying Securities may directly institute suit against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Underlying Securities held by such holder on or after the respective due date specified in the Junior Subordinated Debentures. The holders of Underlying Securities will not be able to exercise directly against the Company any other remedy available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding sentence.

REDEMPTION OF THE UNDERLYING SECURITIES

                  The Company has the right to redeem the Junior Subordinated Debentures on or after December 15, 2006, in whole at any time or in part from time to time. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of Underlying Securities having an aggregate liquidation amount equal to the principal amount of Junior Subordinated Debentures redeemed (an "Underlying Optional Redemption"). The "Redemption Price" in the case of such a redemption shall equal the following prices expressed in percentages of the stated liquidation amount together with accrued distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning December 15,

Year                                                       Redemption Price
----                                                       ----------------
2006                                                       104.1250%
2007                                                       103.7125%
2008                                                       103.3000%
2009                                                       102.8875%
2010                                                       102.4750%
2011                                                       102.0625%
2012                                                       101.6500%
2013                                                       101.2375%
2014                                                       100.8250%
2015                                                       100.4125%

and at 100% on or after December 15, 2016.

                  In addition, at any time within 90 days following the occurrence and continuation of a Special Event (as defined below), on not less than 30 nor more than 60 days' notice, the Company will have the option to redeem the Junior Subordinated Debentures in whole, thus causing a redemption of the Underlying Securities, (such redemption, a "Special Event Redemption"). The redemption price in the case of a Special Event Redemption will be the Special Event Prepayment Price. The "Special Event Prepayment Price" will equal the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures or (ii) the sum of the present value of the remaining scheduled payments of principal of, and accrued interest on, the Junior Subordinated Debentures through December 15, 2006 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve thirty day months) at a certain treasury benchmark rate plus 0.50%, plus, in each case (i) and (ii), accrued interest thereon to but excluding the date of redemption. A "Special Event" means any of (A) the receipt by the Company and the Underlying Securities Issuer of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that (a) the Underlying Securities Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (b) interest payable to the Underlying Securities Issuer on the Junior Subordinated Debentures is not, or within 90 days of delivery of such opinion, will not be, deductible by the Company for United States federal income tax purposes or (c) the Underlying Securities Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (a "Tax Event") or (B) the Company has reasonably determined that, as the result of (i) the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or (ii) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Underlying Securities as "Tier 1 Capital") (or the equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company (a "Capital Treatment Event").

                  The Company has the right at any time to cause the termination of the Underlying Securities Issuer and the distribution of the Junior Subordinated Debentures pro rata to the holders of the Underlying Securities in liquidation of the Underlying Securities Issuer. In the event that the Junior Subordinated Debentures are distributed to the Trust in exchange for the Underlying Securities, such distribution will not cause the Certificates to be redeemed. The Trust will hold the Junior Subordinated Debentures for the benefit of the holders of Certificates in accordance with the terms of the Trust Agreement.

                  The holder of a Certificate which is redeemed will receive, on the redemption date, a payment equal to its pro rata share of the distributions made on the Underlying Securities pursuant to an Underlying Optional Redemption or a Special Event Redemption as set forth above.

UNDERLYING SECURITIES GUARANTEE

                  Pursuant to the Underlying Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Underlying Securities to the extent not paid by the Underlying Securities Issuer, regardless of any defense, right of set-off or counterclaim that the Underlying Securities Issuer may have or assert, the following payments or distributions with respect to Underlying Securities: (i) any accrued and unpaid distributions on the Underlying Securities, but if and only to the extent that in each case the Company has made a payment to the Underlying Securities Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Underlying Securities Issuer as trust assets; (ii) the applicable redemption price with respect to any Underlying Securities called for redemption, but if and only to the extent the Underlying Securities Issuer has funds legally and immediately available therefor; and
(iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Underlying Securities Issuer (unless the Junior Subordinated Debentures are distributed to the holders of the Underlying Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Underlying Securities to the date of payment, to the extent the Underlying Securities Issuer has funds available therefor, and (b) the amount of assets of the Underlying Securities Issuer remaining available for distribution to holders of the Underlying Securities upon liquidation of the Underlying Securities Issuer. The Company's obligation to make such payments may be satisfied by direct payment of the required amounts by the Company to the holders of the Underlying Securities or by causing the Underlying Securities Issuer to pay such amounts to such holders.

                  The Company's obligations under the Trust Agreement, the Underlying Securities Guarantee, the Junior Subordinated Debentures purchased by the Underlying Securities Issuer and the Indenture, taken in the aggregate, will provide a guarantee on a subordinated basis by the Company of payments due on the Underlying Securities. However, the Underlying Securities Guarantee covers distributions and other payments on the Underlying Securities only if and to the extent that the Company has made a payment to the Underlying Securities Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Underlying Securities Issuer as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debentures deposited in the Underlying Securities Issuer as trust assets, the Underlying Securities Issuer will not be able to make any distributions payable in respect of the Underlying Securities and will not have funds available therefor.

JUNIOR SUBORDINATED DEBENTURES

                  The assets of the Underlying Securities Issuer consist solely of $76,645,000 aggregate principal amount of the 8.25% Junior Subordinated Debentures issued on December 4, 1996 by KeyCorp. The interest rate on the Junior Subordinated Debentures is 8.25% per annum; interest is payable semi-annually. The Final Payment Date on the Junior Subordinated Debentures will occur on December 15, 2026.

                  The Junior Subordinated Debentures are unsecured, junior subordinated obligations of the Company. The indenture, which terms includes all supplements thereto (the "Indenture"), does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization (and thus the ability of holders of the Underlying Securities to benefit indirectly from such distribution) will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

                  The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debentures may be issued thereunder from time to time in one or more series. The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplement to the Indenture.

                  The Junior Subordinated Debentures are unsecured and are subordinate in right of payment to all Senior Indebtedness and to derivative obligations of the Company whether outstanding as of this date or hereafter incurred. The Company and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of the Company may pay dividends or otherwise supply funds to the Company.

                  The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

                  "Senior Indebtedness" shall mean (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts of Senior Subordinated Debt.

                  "Senior Debt" shall mean any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. Senior Debt does not include Senior Subordinated Debt or the Junior Subordinated Debentures.

                  "Senior Subordinated Debt" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Senior Subordinated Debt includes the Company's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms and does not include the Junior Subordinated Debentures or any subordinated debt securities issued in the past or future with substantially similar subordination terms.

                  "Allocable Amounts" means, with respect to any Senior Subordinated Debt, the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Senior Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Senior Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Subordinated Debt from the Company or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Subordinated Debt) but for the fact that such Senior Subordinated Debt is subordinate and junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

                  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment on the Junior Subordinated Debentures.

                  Upon any distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Indebtedness shall be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof. By reason of such subordination, in the event of a bankruptcy or insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any event of default in respect of the Junior Subordinated Debentures.

                  The Indenture places no limitation on the amount of additional Senior Indebtedness or Senior Subordinated Debt that may be incurred by the Company.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

                  The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The property of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities received on or after the Closing Date. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee.

                  The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25.

                  The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Lehman ABS, the "Clearing Agency"), except as provided below. Lehman ABS has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "-Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its Participants. See "-Definitive Certificates" below and "Description of Certificates-Global Securities" in the prospectus.

                  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

                  Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Lehman ABS advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and Lehman ABS is unable to locate a qualified successor or
(ii) Lehman ABS, at its option, elects to terminate the book-entry system through DTC.

                  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as Certificateholders under the Trust Agreement.

COLLECTIONS AND DISTRIBUTIONS

                  Except as otherwise provided herein, collections on the Underlying Securities that are received by the Trustee for a given Interest Accrual Period and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                  o The interest portion of Available Funds will be paid in the following order of priority:

                  (a) to the Trustee, reimbursement for any Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Certificateholders; and

                  (b) to the holders of the Certificates, interest at the rate of 8.25 % per annum on the principal amount of the Certificates (provided, however, that following a Deferral Period (as defined herein), all deferred interest will be paid to the Certificateholders to the extent it is distributed by the Underlying Securities Issuer and received by the Trustee).

                  o The principal portion of Available Funds will be paid in the following order of priority:

                  (a) to the Trustee, reimbursement for any Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Certificateholders; and

                  (b) to the holders of the Certificates, the remaining principal portion of Available Funds.

                  "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Interest Accrual Period.

                  If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to holders of Certificates as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the holders of Certificates to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Issuer. In the event of a default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement - The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

                  All amounts received on or with respect to the Underlying Securities, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust and shall be included in Available Funds. "Eligible Investments" means, with respect to the Certificates, those investments consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the ratings of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

                  There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the Certificates, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

                  Each Certificate evidences the right to receive, to the extent received on the Underlying Securities, a semiannual distribution of interest on June 15 and December 15 of each year, commencing June 15, 2001, and a distribution of principal on December 15, 2026, or if any such day is not a Business Day, the next succeeding Business Day, or upon early redemption. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed. Distributions of interest on the Certificates, however, may be deferred as a result of the deferral of payment on the Junior Subordinated Debentures held by the Underlying Securities Issuer. Distributions on the Junior Subordinated Debentures may be deferred by the Company for up to ten (10) consecutive semiannual interest periods (such deferral period, the "Deferral Period") provided that no Deferral Period extends beyond December 15, 2026. During any Deferral Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the Junior Subordinated Debentures, and consequently the Certificateholders, will continue to accumulate) at the applicable rate per annum compounded semi-annually.

ADDITIONAL UNDERLYING SECURITIES AND CERTIFICATES

                  From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Certificates will be issued in a principal amount equal to 100% of the principal amount of such Underlying Securities sold to the Trust. Any such additional Certificates issued will have the same terms and rank pari passu with the Certificates issued pursuant to the Trust Agreement (including the Series 2001-3 supplement) on January 25, 2001.

THE CALL RIGHTS; OPTIONAL REDEMPTION

                  On any date on or after January 25, 2006 (or after the announcement of any redemption or other unscheduled payment of the Underlying Securities) (a "Redemption Date"), the Call Rights holder may exercise its option to purchase, in whole or in part, the Underlying Securities at par value plus any accrued and unpaid interest to the Redemption Date (the "Call Rights"); provided, that the Call Rights holder deposits such purchase price on or prior to such Redemption Date (an "Optional Redemption"). Lehman ABS, or an affiliate thereof, will be the initial Call Rights holder.

DEFAULT ON UNDERLYING SECURITIES

                  In the event of the occurrence of a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities in connection with a default thereon, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such payment default or acceleration,
(iii) the amount of the interest or principal in default, (iv) the Certificates affected by the payment default or acceleration, and (v) any other information which the Trustee may deem appropriate.

                  In the event of a payment default, the Trustee is required to proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that holders of Certificates representing a majority of the voting rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an acceleration and a corresponding payment on the Underlying Securities, the Trustee will distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds. As a result of the Call Rights, the Certificateholders are not likely to receive more than the principal amount (plus accrued interest) of the Certificates they hold.

                  In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata by principal amount (after deducting the costs incurred in connection therewith). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of Underlying Securities to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis. Following such in kind distribution, all Certificates will be cancelled.


                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                  The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by Lehman ABS with the SEC following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 2001-3 supplement) will consist of:

                  o        the Underlying Securities; and

                  o all collections or payments received in respect of the Underlying Securities due after January 25, 2001.

On June 15, 2001, the Trustee will pay to Lehman ABS the amount of interest, if any, accrued on the Underlying Securities from December 15, 2000 to but not including the Closing Date. Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

                  U.S. Bank Trust National Association, a national banking association, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

                  Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor, but will not have any claim against the Trust with respect thereto.

                  The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

                  An event of default (an "event of default") with respect to the Certificates under the Trust Agreement will consist of:

                  o a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period);

                  o a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and

                  o any other event specified as an "Event of Default" in the Indenture for the Junior Subordinated Debentures.

                  The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the Certificates, the Trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such class.

                  No holder of any certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of certificates of such series evidencing not less than the "Required Percentage--Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee, (iii) the holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage. "Required Percentage-Remedies" shall mean 66 2/3% of the Voting Rights.

VOTING RIGHTS

                  The Certificateholders will have 100% of all Voting Rights which will be allocated among all holders of the Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates.

VOTING OF UNDERLYING SECURITIES

                  The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amount) as the Certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Certificates or
(iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate voting rights of each outstanding class of the certificates. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

                  In the event that an offer is made by the issuer of the Underlying Securities to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Underlying Securities has occurred, the Trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the Trustee has received the tax opinion described above. See "Description of Certificates--Optional Exchange" in the prospectus.

                  If an event of default under the Underlying Securities occurs and is continuing and if directed by a majority by Certificate Principal Balance of the holders of outstanding Certificates, the Trustee will vote Underlying Securities in an outstanding principal amount equal to the outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

TERMINATION

                  The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of Certificates--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement--Termination" in the prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the Certificates will be held by the holders thereof as capital assets as defined in the Code and describes the consequences of Certificates which represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except for "--Non-U.S. Certificate Owners" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Certificateholder (defined below).

                  PROSPECTIVE INVESTORS ARE THEREFORE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES IN THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE FEDERAL ALTERNATIVE MINIMUM TAX AND ESTATE AND GIFT TAX LAWS AND THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION TO WHICH THEY MAY BE SUBJECT.

                  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. The term "Certificateholder" or "holder" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. A "Non-U.S. Certificate Owner" means a person other than a Certificateholder and persons subject to rules applicable to former citizens and residents of the United States.

TAX STATUS OF TRUST AS A GRANTOR TRUST

                  In the opinion of Weil, Gotshal & Manges LLP ("Federal Tax Counsel"), the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, the Trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such certificates, and as if it paid directly its share of expenses paid by the Trust.

INCOME OF U.S. CERTIFICATEHOLDERS

                  The purchase of a Certificate, for federal income tax purposes, represents the purchase of an undivided interest in the Underlying Securities and the granting of a call option with respect to such Certificates. The purchase price allocable to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). The difference between such fair market value and the purchase price of the Certificates represents an option premium deemed paid by the Call Rights holder for the Call Rights. To the extent that the portion of the purchase price of a Certificate allocated to a holder's undivided interest in a Underlying Security as so determined is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the principal balance of an Underlying Security by more than a statutorily defined de minimis amount, the holder's interest in such Underlying Security will be treated as purchased with "market discount." Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium." Because of the difficulty of allocating the purchase price and the tax reporting relating thereto, the Trust intends to take the position for information reporting purposes that the Call Rights are worthless and the Allocated Purchase Price equals the purchase price of the Certificates. This may result in accelerating income to holders if they would otherwise have been treated as having purchased their interest in the Underlying Securities at a premium or at a smaller discount. Potential investors are urged to advise with their tax advisors regarding the foregoing.

                  Interest Income and Original Issue Discount. The Certificates represent an undivided interest in the Underlying Securities. Assuming the Certificates are purchased at par and subject to the discussion in the next paragraph, the Trust intends to take the position that the Certificates do not represent an interest in securities having original issue discount, market discount or bond premium. Based upon the forgoing and subject to the next paragraph, each holder will be required to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned by the Trust with respect to the Underlying Securities. The Service may, however, successfully challenge this position. Holders of Certificates other than a holder who purchased the Certificates upon original issuance may be considered to have acquired their undivided interests in the Underlying Securities with market discount or premium. Such holders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the Certificates.

                  Payment of interest on the Underlying Securities may be deferred if the Company defers the payment of interest on the 8.25% Junior Subordinated Debentures. The Company, in the offering materials pursuant to which the Underlying Securities were issued, expressed the view that the Junior Subordinated Debentures were not issued with original issue discount because the likelihood of its exercising the right to defer interest on the 8.25% Junior Subordinated Debentures was remote. The Trust intends to treat the Certificates as representing an interest in debt securities which were not issued with original issue discount based upon the assumption that the likelihood that the Company will exercise its rights to defer interest is remote. If the Service was to successfully challenge this treatment, the Certificates would be subject to the original issue discount rules. Similarly, if the Company does exercise its right to defer interest payments on the 8.25% Junior Subordinated Debentures, the Certificates will represent an interest in debt securities with original issue discount at all times after the beginning of the first deferral period. If the original issue discount rules apply to the Certificates, in such case, all the interest payments thereafter payable will be treated as original issue discount. If the payments were treated as original issue discount (either because the Company exercises the right to defer interest payments or because the exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting, and any holders who dispose of Certificates prior to the record date for payment of distributions thereon following such deferral period will include original issue discount in gross income but will not receive any cash related thereto from the Trust. The amount of original issue discount that accrues in any semi-annual period will approximately equal the amount of the interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, holders will accrue original issue discount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A holder's tax basis for the Certificates will be increased by original issue discount accrued into income, and decreased by cash distributions of interest.

                  Bond Premium. To the extent a holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the Certificateholder other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the underlying Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

                  In computing its federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

SALE OR EXCHANGE BY HOLDERS

                  If a Certificate is sold or exchanged, including pursuant to the exercise of the Call Rights, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in its Certificate. A holder's adjusted basis of a Certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale or exchange of a Certificate will generally be capital gain or loss if the Certificate was held as a capital asset. The purchase of a Certificate represents the purchase of an interest in the Underlying Securities and the issuance of a call in the form of the Call Rights on the Certificates. Accordingly, under the Code, the issuance of the Call Rights likely represents a straddle with respect to the Underlying Securities, and if so, under Code Section 1092 any gain realized upon the sale or exchange of a Certificate will be short-term capital gain or loss regardless of how long the Certificate was held by the Certificateholder at the time of the disposition.

NON-U.S. CERTIFICATE OWNERS

                  As described above, the Certificates represent an undivided interest in securities intended to be classified as debt for federal income tax purposes. If the Certificates are so treated:

                  (a) Interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Company nor is a controlled foreign corporation with respect to the Company nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Certificates on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN signed under penalties of perjury by the beneficial owner of the Certificates stating that the holder is not a U.S. person and providing such holder's name and address, or claiming exemption from withholding under an applicable tax treaty or (ii) IRS Form W-8ECI signed by the beneficial owner of the Certificates or such owner's agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

                  (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

                  (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Company, (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

                  The Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations would require, in the case of Certificates held by a foreign partnership, that (x) the certification described in clause (a) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information. A look-through rule would apply in the case of tiered partnerships. NON-U.S. CERTIFICATE OWNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE NEW REGULATIONS.

INFORMATION REPORTING AND BACKUP WITHHOLDING

                  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Certificate Owner who is not an exempt recipient. In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificate Owner certifies that the seller is a Non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

                  Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

STATE AND LOCAL TAX CONSIDERATIONS

                  Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.


                              ERISA CONSIDERATIONS

                  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

                  In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

                  Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

                  If assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, Underwriters, Trustee, Underlying Securities Trustee and the Company might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of the Company, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriters, Trustee, Underlying Securities Trustee and the Company, or any of their affiliates ("Excluded Plans"), should not acquire or hold any Certificate.

                  If the Trust is deemed to hold Plan assets, the Underlying Securities would appear to be an indirect loan between the Company and any Plan owning Certificates; however, such loan, by itself, would not constitute a prohibited transaction unless the Company is a party in interest or disqualified person with respect to such Plan.

                  The Underwriters are broker-dealers registered under the Securities Exchange Act of 1934, as amended, and customarily purchase and sell securities for their own accounts in the ordinary course of their business as broker-dealers. Accordingly, the sale of Certificates by the Underwriters to Plans may be exempt under PTCE 75-1 if the following conditions are satisfied:
(i) the Underwriters are not fiduciaries with respect to the Plan and are parties in interest or disqualified persons solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and
(iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTCE 75-1 have been met.

                  The custodial and other services rendered by the Trustee and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee may each be terminated upon 60 days prior notice and the approval of Certificateholders owning more than 66 2/3% of the aggregate beneficial interest of Certificates. The Depositor believes the compensation of the Trustee is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of a portion of the Underlying Securities by the Trustee to an Underwriter or its affiliate might constitute a non-exempt prohibited transaction by reason of the relationship between the Trustee and any such purchaser, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee, or the possibility that the

Trustee may not solicit an Underwriter and its affiliates to avoid the possibility of a non-exempt prohibited transaction. The Trustee shall, prior to any sale of Underlying Securities to an Underwriter or any of its affiliates, certify in writing that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

                  Other prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts).

                  By acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee and Underwriters that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


                             METHOD OF DISTRIBUTION

                  Pursuant to an underwriting agreement dated as of January 11, 2001 (the "Underwriting Agreement"), Lehman ABS has agreed to sell and the Underwriters named below have agreed to purchase, the Certificates.

                                                        Number of Certificates
                                                        ----------------------
Lehman Brothers Inc.........................                  1,315,800
Prudential Securities Incorporated..........                    600,000
UBS Warburg LLC.............................                    600,000
First Union Securities, Inc.................                    350,000
McDonald Investments Inc....................                    200,000

Total.......................................                  3,065,800

                  The Underwriters have agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased.

                  Lehman ABS has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $0.35. After the initial public offering, the public offering price and the concessions may be changed.

                  The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on the NYSE. In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriters have undertaken to sell the Certificates to a minimum of 400 beneficial owners. The Underwriters have told the Company that they presently intend to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

                  The Underwriting Agreement provides that Lehman ABS will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

                  Lehman Brothers Inc. is an affiliate of Lehman ABS, and the participation by Lehman Brothers Inc. in the offering of the certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                  In connection with the sale of the Certificates, Securities and Exchange Commission rules permit the Underwriters to engage in transactions that stabilize the price of the Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Certificates. The Underwriters may create a short position in the Certificates in connection with the offering. That means they may sell a larger number of the Certificates than is shown on the cover page of this Prospectus Supplement. If they create a short position, the Underwriters may purchase Certificates in the open market to reduce the short position. If the Underwriters purchase the Certificates to stabilize the price or to reduce their short position, the price of the Certificates could be higher than it might be if they had not made such purchases. The Underwriters make no representation or prediction about any effect that these purchases may have on the price of the Certificates. The Underwriters may suspend any of these activities at any time.

                  The Underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the representatives of the Underwriters purchase Certificates in the open market to reduce the Underwriters' short position or to stabilize the price of the Certificates, they may reclaim the amount of the selling concession from the Underwriters or selling group members who sold those Certificates as part of this offering.


                                     RATINGS

                  It is a condition to the issuance of the Certificates that the Certificates be rated not lower than "BBB" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") and "a1" by Moody's Investors Service, Inc. ("Moody's") (the "Rating Agencies"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities, as well as on the relative priorities of the Certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Certificates may fail to recover fully their initial investment.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

                  Lehman ABS has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                                 LEGAL OPINIONS

                  Certain legal matters relating to the certificates will be passed upon for Lehman ABS and the Underwriters by Weil, Gotshal & Manges LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT
                    ----------------------------------------

Allocable Amounts..............................17      parties in interest............................28
Allocated Purchase Price.......................24      Plan........................................8, 27
Available Funds................................19      PTCEs..........................................28
Business Day...................................20      Rating Agencies................................30
Call Rights....................................20      Redemption Date................................20
Capital Treatment Event........................15      Redemption Price............................8, 14
Certificateholder..............................24      Regulation.....................................28
Certificates....................................4      Required Percentage- Remedies:.................22
Clearing Agency................................18      Senior Debt....................................17
Code...........................................23      Senior Indebtedness............................17
Company........................................13      Senior Subordinated Debt.......................17
Deferral Period................................20      Service........................................23
DOL............................................28      Special Distribution Date.......................7
Eligible Investments...........................19      Special Event..................................15
ERISA.......................................8, 27      Special Event Prepayment Price.................15
event of default...............................22      Special Event Redemption.......................15
Excluded Plans.................................28      Specified Currency..............................5
Federal Tax Counsel............................24      Standard & Poor's..............................30
holder.........................................24      Tax Event......................................15
Indenture......................................16      Tier 1 Capital.................................15
IRA.............................................8      Trust...........................................4
Junior Subordinated Debentures..............6, 14      Trust Agreement.................................9
Keogh...........................................8      U.S. Person....................................24
Moody's........................................30      Underlying Optional Redemption.................14
New Regulations................................27      Underlying Securities Trust Agreement..........13
Non-U.S. Certificate Owner.....................24      Underwriters....................................9
NYSE...........................................29      Underwriting Agreement.........................29
Optional Redemption............................20


